As filed with the Securities and Exchange Commission on February 11, 2025.

Registration No. 333-283807

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN BATTERY TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)

Nevada	7372	33-1227980
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Washington Street, Suite 100 Reno, NV 89503
Tel: (775) 473-4744
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Melsert
Chief Executive Officer
100 Washington Street, Suite 100,
Reno, NV 89503
Tel: (775) 473-4744
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Amy Bowler

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, CO 80202

(303) 295-8000

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer
☒	Non-accelerated filer	☒	Smaller reporting company
		☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 of American Battery Technology Company (the “Company”) (File No. 333-283807) is being filed as an exhibit-only filing solely to file the Form of Senior Secured Convertible Notes as Exhibit 4.1, the redated opinion and consent of Holland & Hart LLP as Exhibit 5.1, and the redated consent of KPMG LLP as Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the referenced exhibits. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Item 16. Exhibits

The following exhibits are included as part of this Registration Statement by reference:

Exhibit	Description	Filed Herewith	Incorporated Date	By Form	Reference Exhibit
3.1	Articles of Incorporation, as amended		September 12, 2022	10-K	3.1
3.2	Certificate of Change		September 14, 2022	8-K	3.1
3.3	Certificate of Amendment		November 14, 2024	8-K	3.1
3.4	Amended and Restated Bylaws		September 11, 2023	8-K	3.1
4.1	Form of Senior Secured Convertible Notes	X
5.1	Opinion of Holland & Hart LLP	X
10.1+*	Securities Purchase Agreement
23.1	Consent of KPMG LLP	X
23.2	Consent of Holland & Hart LLP (included in Exhibit 5.1)	X
107*	Filing Fee Table

+	Portions of this exhibit have been omitted for confidentiality purposes.
*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on February 11, 2025.

AMERICAN BATTERY TECHNOLOGY COMPANY
a Nevada corporation

By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer, Chief Technology Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

/s/ Ryan Melsert
Ryan Melsert	Chief Executive Officer, Chief Technology Officer and Director (Principal Executive Officer)	February 11, 2025

*
Elizabeth Lowery	Director	February 11, 2025

*
Susan Yun Lee	Director	February 11, 2025

*
Richard Fezell	Chairman of the Board, Director	February 11, 2025

*
Sherif Marakby	Director	February 11, 2025

/s/ Paul McGarry
Paul McGarry	Interim Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	February 11, 2025

*By:	/s/ Ryan Melsert
Ryan Melsert
Attorney-In-Fact